UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

 April 6, 2022

Date of Report
(Date of earliest event reported)

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including Zip Code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended Supply Agreement

As previously reported, Rockwell Medical, Inc. (the “Company”) has been working to renegotiate certain terms of its supply contracts with the Company’s two largest customers in an effort to allow the Company to stabilize its concentrates business. On April 6, 2022, the Company and DaVita Inc. (“DaVita”) entered into an amendment (the “Amendment”) to the Products Purchase Agreement, dated July 1, 2019 (the “Supply Agreement”) under which the Company supplies DaVita with certain dialysis concentrates. Under the Amendment, the Company and DaVita agreed to a price increase, effective May 1, 2022, as well as the pass-through of certain costs, determined on a quarterly basis. Certain costs are subject to a cap. The Amendment will provide the Company with the potential to operate the concentrates business profitably in the future, subject to cost containment activities to be undertaken by the Company.

The Amendment contains certain covenants with respect to the Company’s ongoing operations, including a minimum cash covenant, and the requirement to raise additional capital by an outside date. The Amendment also establishes a joint committee that will oversee certain efficiency and cost-savings activities to be undertaken by the Company. Cost savings that are realized by the Company will be shared with DaVita in the manner set forth in the Amendment.

Securities Purchase Agreement

Also on April 6, 2022, the Company and DaVita entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company will issue up to $15 million of preferred stock to DaVita. The Company will initially issue 7,500 shares of a newly designated series of preferred stock, which is designated “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”) for gross proceeds of $7,500,000. The Company will issue to DaVita an additional 7,500 shares of Series X Preferred Stock in a second closing (the “Second Tranche”) for an additional $7,500,000 if the Company raises additional capital by an outside date.

The Series X Preferred Stock will be issued for a price $1,000 per share, subject to accretion at an interest rate of 1% per annum, compounded annually (the “Face Amount”). If the Company’s common stock trades above $2.00 for a period of 30 calendar days, interest will thereafter cease to accrue.

The Series X Preferred Stock is convertible to common stock at rate equal to the Face Amount, divided by a conversion price of $1.00 per share (subject to adjustment for stock splits, reverse stock splits and similar recapitalization events). As a result, each share of Series X Preferred Stock will initially convert into 1,000 shares of common stock. DaVita’s right to convert to common stock is subject to a beneficial ownership limitation, which is initially set at 9.9% of the outstanding common stock, which limitation may be reset (not to exceed 19.9%) at DaVita’s option and upon providing prior written notice to the Company. The preferred shares issued in the Second Tranche will have a lower conversion price if the Company raises capital through the issuance of convertible preferred stock prior to the closing of the Second Tranche and the conversion price of the securities sold in such preferred stock offerings is below $1.00 per share.

The Series X Preferred Stock is entitled to a liquidation preference on a change of control equal to the greater of the Face Amount or the as-converted value of the underlying common stock. If the Company sells its dialysis concentrates business while the Series X Preferred Stock remains outstanding, DaVita will have the right to cause the Company to redeem the Series X Preferred Stock for a purchase price equal to the Face Amount, with the aggregate purchase price not to exceed the sale proceeds, net of repayment of any indebtedness. Additionally, following effectiveness of the resale registration statement, the Company has the right to redeem the Series X Preferred Stock on 30 days’ notice at a price equal to the greater of the Face Amount or the as-converted value of the underlying common stock.

The Series X Preferred Stock is generally non-voting. However, the approval of the holders of a majority of the Series X Preferred Stock is required for the payment of dividends, designation of a senior preferred security, changes to terms of the Series X Preferred Stock or the incurrence of indebtedness, subject to certain exceptions for permitted indebtedness.

The Company has agreed to file a resale registration statement on Form S-3 for the resale of the common stock underlying the Series X Preferred Stock (the “Conversion Shares”). DaVita has agreed to a customary lock-up on the Conversion Shares for a period of 180 days from the initial closing.

The foregoing descriptions of the Amendment and the SPA do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the issuance of the Series X Preferred Stock is incorporated by reference into this Item 3.02. The offering and sale of the Series X Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above regarding the designation of the Series X Preferred Stock under the Company’s Amended and Restated Certificate of Incorporation is incorporated by reference into this Item 3.03. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock is filed herewith as Exhibit 3.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 above regarding the designation of the Series X Preferred Stock under the Company’s Amended and Restated Certificate of Incorporation is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock

104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: April 8, 2022	By:	/s/ Russell Skibsted
	Name:	Russell Skibsted
	Title:	Chief Financial Officer